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Exhibit 99.1

RETIREMENT AGREEMENT

        THIS RETIREMENT AGREEMENT (the "Agreement") is made and entered into and effective November    , 2002, by and among UNITED STATIONERS INC., a Delaware corporation (hereinafter, together with its successors, referred to as "Holding"), UNITED STATIONERS SUPPLY CO., an Illinois corporation (hereinafter, together with its successors, referred to as the "Company," and together with Holding, the "Companies") and RANDALL W. LARRIMORE (hereinafter referred to as the "Executive").

W I T N E S S E T H:

        WHEREAS, the Executive has expressed his intention to retire from his employment as President and Chief Executive Officer of the Companies and as a member of Holding's Board of Directors (the "Board"); and

        WHEREAS, the Company desires to secure the Executive's employment for a reasonable period and to obtain the Executive's cooperation and assistance in facilitating the transition to new leadership; and to obtain for the Companies' benefit the Executive's commitment to provide post-employment assistance and a commitment by the Executive not to enter into post-employment competitive activities; and

        WHEREAS, the parties have determined that it would be in their respective best interest to provide for the Executive's retirement from the Company on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Section 1.    Retirement.

        (a)  The Executive hereby irrevocably agrees to retire without any further action on his part being required, from each and every position with and service to the Companies and their subsidiaries, including his present employment as President and Chief Executive Officer of the Companies and his service as a member of the Board. This retirement shall also apply to all of the Executive's employment and service relationships with the Companies and their subsidiaries, whether as officer, director, employee, consultant, agent, fiduciary of any employee benefit plan or otherwise.

        (b)  The Executive's complete retirement as set forth in Section 1(a) shall be effective as of December 23, 2002 (the "Retirement Date").

        (c)  As requested, the Executive shall cooperate with the Companies to effectuate Executive's retirement from all of his positions of employment and service with the Companies and their subsidiaries.

        (d)  From and after his Retirement Date, the Executive shall have no authority to act on behalf of the Companies and their subsidiaries and shall not hold himself out as having such authority or otherwise act in an executive or employee capacity with respect to the Companies.

Section 2.    Transition Period.

        (a)  From the date hereof until the Retirement Date (the "Transition Period"), the Companies will continue to employ the Executive as President and Chief Executive Officer and the Executive shall continue to perform his duties and responsibilities associated with those positions to the best of his abilities. The Executive shall also continue to serve as a member of the Board during the Transition Period. During the Transition Period, the Companies shall continue to employ the Executive in accordance with the terms and conditions of that certain Employment Agreement among the parties dated June 19, 2001 (the "Employment Agreement"), as modified by this Agreement.

        (b)  If, prior to the Retirement Date, the Executive resigns his employment for any reason, dies, becomes "Disabled" or is terminated by the Company for "Cause" (each term as defined in the Employment Agreement), the Companies shall have no further obligations to the Executive pursuant to Sections 2 or 3 of this Agreement and Sections 12(a), 12(b), 12(c) and the first sentence in Section 12(g) of the Employment Agreement shall govern; provided, however, that all other provisions of this Agreement shall survive in accordance with their terms. The parties agree that the Employment Agreement is hereby amended to delete Sections 1(i) and 12(f) thereof. The parties further agree that, subject to the foregoing, the Employment Agreement shall terminate in all respects (i) on the Retirement Date or (ii) if prior to the Retirement Date, the earlier of the date the Executive resigns his employment for any reason, dies, becomes Disabled or is terminated by the Company for Cause.

Section 3.    Post-Retirement Benefits.

        (a)  Effective as of the Executive's retirement on the Retirement Date, in lieu of and not in addition to any and all post-employment payments and benefits payable to the Executive in whatever form under the Employment Agreement, on the conditions that (i) on the Retirement Date, the Executive signs, dates and returns to the Companies the Waiver And Release Agreement appended to this Agreement as Attachment I and (ii) the Executive does not revoke the signed Waiver And Release Agreement, the Executive will receive from the Companies, in addition to (A) any salary and benefits regularly due to the Executive as of his Retirement Date in accordance with the Companies' regular policies, plans and procedures and (B) an amount equal to eight (8) days of salary, the following post-retirement benefits (the "Post-Retirement Benefits"):

          (1)  The Companies shall pay to the Executive, on December 31, 2002, a retirement payment in the amount of One Million One Hundred And Forty Thousand Dollars ($1,140,000.00).

          (2)  For the Non-Qualified Stock Options which were granted to Executive on January 28, 1998 (14,000 shares), February 11, 1999 (20,000 shares), August 1, 2000 (33,333 shares), August 1, 2001 (33,333 shares) and July 31, 2002 (33,333 shares), and which would have vested during the first eight months of 2003 (totaling 133,999 shares), those Options will be vested on an accelerated basis as of December 31, 2002, and the last date for exercise of those Options by Executive (or the legal representative of Executive's estate if Executive shall die), as well as all presently vested Option shares (totaling 100,000 shares) issued to Executive on August 1, 2000 and August 1, 2001, will be extended to December 31, 2006. In addition, for the Non-Qualified Stock Options granted to Executive on August 1, 2001 and that would have vested on August 1, 2004, those Options (totaling 33,334 shares) will be vested on an accelerated basis as of December 31, 2002 and the last exercise date for those shares by Executive (or the legal representative of Executive's estate if Executive shall die) will be extended to December 31, 2006. Executive's retirement on the Retirement Date shall be treated as a "retirement" under the applicable Management Equity Plan in respect of all other Options (Non-Qualified Stock Options for 620,000 shares and ISOs for 16,383 shares) issued to Executive during his period of employment and outstanding on such date (presently totaling 636,383 shares), which Non-Qualified Stock Options (620,000 shares) may be exercised by Executive (or the legal representative of Executive's estate if Executive shall die) until December 23, 2003 and which ISOs (16,383 shares) may be exercised by Executive (or the legal representative of Executive's estate if Executive shall die) until March 23, 2003.

        The following is a detail of the Executive's Retirement Option Schedule.

RETIREMENT OPTION SCHEDULE

Date of Grant		Original Vest Date		Date Options Now Vest	No. Granted	No. Expiring on 12/23/03	No. Expiring on 12/23/06	Option Price
5/23/97	*	5/23/02		5/23/02	470,383	454,000			$10.8125
1/28/98		1/28/02 1/28/03		1/28/02 12/31/02	56,000 14,000	56,000	14,000	$ $	23.3750 23.3750
2/11/99		2/11/02 2/11/03 2/11/04		2/11/02 12/31/02 Expire	60,000 20,000 20,000	60,000 Expire	20,000 Expire	$ $ $	23.3750 23.3750 23.3750
6/30/99		6/30/02	**	6/30/02	50,000	50,000			$22.0000
8/1/00		8/1/02 8/1/03		8/1/02 12/31/02	66,667 33,333		66,667 33,333	$ $	29.1250 29.1250
8/1/01		8/1/02 8/1/03 8/1/04		8/1/02 12/31/02 12/31/02	33,333 33,333 33,334		33,333 33,333 33,334	$ $ $	32.9900 32.9900 32.9900
7/31/02		7/31/03 7/31/04 7/31/05		12/31/02 Expire Expire	33,333 33,333 33,334	Expire Expire	33,333 Expire Expire	$ $ $	25.5900 25.5900 25.5900
Total					990,383	620,000	267,333

          *      29,617 ISO's already exercised: 16,383 ISO's remaining which expire on March 23, 2003

        **    Vested early due to stock performance

          (3)  The lease for the Executive's current car will be transferred to the Executive and the Executive will be responsible for the automobile lease starting January 1, 2003.

          (4)  Executive, his spouse and other eligible dependents shall be eligible to purchase healthcare and dental benefits under the Ex-Officer Healthcare Plan ("Plan") at the same cost as is now or hereafter paid by active employees of the Companies for their healthcare and dental benefits sponsored by the Companies. The healthcare (and dental) benefits for each of Executive and his spouse shall terminate on the date such individual attains the age of 65, or if earlier, in the case of any spouse other than the Executive's current spouse, the date on which Executive's current spouse attains (or would have attained had she survived) age 65. The healthcare (and dental) benefits for Executive's other eligible dependents shall terminate on the date such dependent attains the participation limitations of such Plan. The foregoing to the contrary notwithstanding, the healthcare (and dental) benefits of such of Executive, his spouse or other eligible dependents shall terminate on the date such individual becomes eligible for healthcare benefits under another employer's medical plan or, if earlier, the date that such individual incurs aggregate covered healthcare (and dental) expenses under such Plan (including both the expenses incurred while Executive was an active employee and while retired) exceeding the $1 million limit for such person covered by the Plan. A copy of said Plan summary is attached hereto as Attachment II.

          (5)  The Executive will receive pension benefits per the Companies' existing defined benefit pension plan with five (5) additional years of credited service added. It is understood and agreed that no other type or form of supplemental pension plan or program benefits will be provided to the Executive.

          (6)  The existing split-dollar life insurance policy covering the Executive will terminate on January 1, 2003 and will be cashed in with the Companies' cost being returned to the Companies and any excess paid to the Executive.

          (7)  The Executive will retain at no cost his current home computer, one laptop computer, one cell phone and will receive a DSL router comparable to his current DSL router. The Executive will be personally responsible for any on-going maintenance/support costs such as DSL and phone charges after the Retirement Date. It is understood that the Companies' licensed application software will be removed from Executive's computers. The Company will provide such technical assistance (at no expense to Executive) to install replacement application software (at Executive's expense) and other reasonable support as Executive may require for ninety (90) days following the Retirement Date to assure that such computers are satisfactorily functioning.

          (8)  The Executive will receive any 2002 performance (non-restructuring) bonus under the Companies' Management Incentive Plan at such time that other executive officers of the Companies receive their bonuses, if any, for 2002 performance.

          (9)  If the Board approves the concept of a 2002 restructuring bonus, the Board will consider the Executive, along with the Companies' other executive officers, for such 2002 restructuring bonus. The amount of any such 2002 restructuring bonus for the Executive, as well as the Companies' other executive officers, will be determined in the discretion of the Board.

          (10) On January 2, 2005, the Executive shall receive 25,000 shares of the common stock of Holding in settlement of his previously vested 25,000 DSUs granted under the DSU Plan.

        (b)  The Executive acknowledges that certain of the foregoing Post-Retirement Benefits are extra benefits which he would not be entitled to under the Companies' established policies, plans and procedures and the Post-Retirement Benefits are in exchange for the Executive's entering into this Agreement and in consideration for his signing, and not later revoking, the Waiver And Release Agreement. The Executive further acknowledges and agrees that the Companies' offer and payment of the Post-Retirement Benefits to the Executive and the Executive's signing of the Waiver And Release Agreement does not indicate that the Executive has any viable claims against the Companies or that the Companies have or admit any liability to the Executive whatsoever.

        (c)  The Executive acknowledges that he has been encouraged to consult with an attorney of his choice prior to signing the Agreement and the Waiver And Release Agreement. The Executive further acknowledges that he has been given at least twenty-one (21) days within which to consider the Agreement and the Waiver And Release Agreement.

        (d)  The Executive acknowledges that he has been advised that he may revoke the signed Waiver And Release Agreement within seven (7) days after its signing. Any such revocation must be made in writing and be received by the Companies' Chairman of the Board within the seven (7) day period.

Section 4.    Obligations of the Executive.

        (a)  (1) During the Transition Period and following the Executive's Retirement Date, the Executive shall not, directly or indirectly, disclose, disseminate, make available or use any confidential information or proprietary data of the Companies or any of their subsidiaries, except as reasonably necessary or appropriate for the Executive to perform the Executive's duties for the Companies, or as authorized in writing by the Board or as required by any court or administrative agency (and then only after prompt notice to the Companies to permit the Companies to seek a protective order).

        (2)  For purposes of this Agreement, "confidential information or proprietary data" means information and data prepared, compiled, or acquired by or for the Executive during or in connection with the Executive's employment by the Companies (including, without limitation, information belonging to or provided in confidence by any Customer, Supplier, trading partner or other Person to which the Executive had access by reason of Executive's employment with the Companies) which is not generally known to the public or which could be harmful to the Companies or their subsidiaries if disclosed to Persons outside of the Companies. Such confidential information or proprietary data may exist in any form, tangible or intangible, or media (including any information technology-related or electronic media) and includes, but is not limited to, the following information of or relating to the Companies or any of their subsidiaries, Customers or Suppliers:

            (i)  Business, financial and strategic information, such as sales and earnings information and trends, material, overhead and other costs, profit margins, accounting information, banking and financing information, pricing policies, capital expenditure/investment plans and budgets, forecasts, strategies, plans and prospects.

          (ii)  Organizational and operational information, such as personnel and salary data, information concerning the utilization or capabilities of personnel, facilities or equipment, logistics management techniques, methodologies and systems, methods of operation data and facilities plans.

          (iii)  Advertising, marketing and sales information, such as marketing and advertising data, plans, programs, techniques, strategies, results and budgets, pricing and volume strategies, catalog, licensing or other agreements or arrangements, and market research and forecasts and marketing and sales training and development courses, aids, techniques, instruction and materials.

          (iv)  Product and merchandising information, such as information concerning offered or proposed products or services and the sourcing of the same, product or services specifications, data, drawings, designs, performance characteristics, features, capabilities and plans and development and delivery schedules.

          (v)  Information about existing or prospective customers or Suppliers, such as Customer and Supplier lists and contact information, Customer preference data, purchasing habits, authority levels and business methodologies, sales history, pricing and rebate levels, credit information and contracts.

          (vi)  Technical information, such as information regarding plant and equipment organization, performance and design, information technology and logistics systems and related designs, integration, capabilities performance and plans, computer hardware and software, research and development objectives, budgets and results, intellectual property applications, and other design and performance data.

        (b)  All records, files, documents and materials, in whatever form and media, relating to the Companies' or any of their subsidiaries' business (including, but not limited to, those containing or reflecting any confidential information or proprietary data) which the Executive prepares, uses, or comes into contact with, including the originals and all copies thereof and extracts and derivatives therefrom, shall be and remain the sole property of the Companies or their subsidiaries. On or before the Executive's Retirement Date, the Executive shall immediately return all such records, files, documents, materials and other property of the Companies and their subsidiaries in the Executive's possession, custody or control, in good condition, to the Companies.

        (c)  During (i) the Transition Period and (ii) the eighteen (18) month period following the Executive's Retirement Date, the Executive shall not within the United States and Canada in any capacity (whether as an owner [other than ownership of not more than 1% of the outstanding common stock of a corporation which is publicly traded], employee, consultant, director or otherwise) at any time perform, manage, supervise, or be responsible or accountable for anyone else who is performing services—which are the same as, substantially similar or related to the services the Executive is providing, or during the last two years of the Executive's employment by the Companies has provided, for the Companies or their subsidiaries—for, or on behalf of, any other Person who or which is (1) a wholesaler of office products, including traditional office products, computer consumable products, office furniture, janitorial and/or sanitation products, audio/visual and business machines or such other products whether or not related to the foregoing provided by the Companies or their subsidiaries during the last twelve (12) months of the Executive's employment, (2) a provider of services the same as or substantially similar to those provided by the Companies or their subsidiaries during the last twelve (12) months of the Executive's employment, or (3) engaged in a line of business other than described in (1) or (2) hereinabove which is the same or substantially similar to the lines of business engaged in by the Companies or their subsidiaries during the last twelve (12) months of the Executive's employment.

        (d)  (1) During (i) the Transition Period and (ii) the eighteen (18) month period following the Executive's Retirement Date, the Executive shall not at any time, directly or indirectly, solicit any Customer for or on behalf of any Person other than the Companies or any of their subsidiaries with respect to the purchase of (A) office products, including traditional office products, computer consumable products, office furniture, janitorial and/or sanitation products, audio/visual and business machines, or such other products whether or not related to the foregoing provided by the Companies or their subsidiaries to such Customer during the last twelve (12) months of the Executive's employment, (B) services the same as or substantially similar to those provided by the Companies or their subsidiaries to such Customer during the last twelve (12) months of the Executive's employment or (C) products or services from a line of business other than as described in (A) or (B) herein which are the same or substantially similar to the products and services provided to such Customer from a line of business engaged in by the Companies or their subsidiaries during the last twelve (12) months of the Executive's employment. Without limiting the foregoing, (i) during the Executive's employment by the Companies and (ii) insofar as the Executive may be employed by, or acting for or on behalf of a Supplier, at any time within the eighteen (18) month period following the Executive's Retirement Date, the Executive shall not at any time, directly or indirectly, solicit any Customer to switch the purchase of the products or services described hereinabove from the Companies or their subsidiaries to Supplier.

        (2)  For purposes of this Agreement, a "Customer" is any Person who or which has ordered or purchased by or from the Companies or any of their subsidiaries (A) office products, including traditional office products, computer consumable products, office furniture, janitorial and/or sanitation products, audio/visual and business machines or such other products whether or not related to the foregoing, (B) services provided by or from the Companies or any of their subsidiaries or (C) products or services from a line of business other than as described in (A) or (B) herein which are the same or substantially similar to the products and services from a line of business engaged in by the Companies or their subsidiaries during the last twelve (12) months of the Executive's employment. For purposes of this Agreement, a "Supplier" is any Person who or which has furnished to the Companies or their subsidiaries for resale (A) office products, including traditional office products, computer consumable products, office furniture, janitorial and/or sanitation products, audio/visual and business machines or such other products whether or nor related to the foregoing (B) services provided by or from the Companies or any of their subsidiaries or (C) products or services from a line of business other than as described in (A) or (B) herein which are the same or substantially similar to the products and services from a line of business engaged in by the Companies or their subsidiaries during the last twelve (12) months of the Executive's employment. For purposes of this Agreement, "Person" shall mean any natural person, firm, corporation, limited liability company, trust, partnership, limited or limited liability partnership, business association, joint venture, or other entity.

        (e)  During the Transition Period and during the eighteen (18) month period following the Executive's Retirement Date, the Executive shall not at any time, directly or indirectly, induce or solicit any employee of the Companies or any of their subsidiaries for the purpose of causing such employee to terminate his or her employment with the Companies or such subsidiary.

        (f)    If any court determines that any portion of this Section 4 is invalid or unenforceable, the remainder of this Section 4 shall not thereby be affected and shall be given full effect without regard to the invalid provision. If any court construes any of the provisions of Section 4(c), 4(d), or 4(e) above, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

        (g)  During the Transition Period and during the eighteen (18) month period following the Executive's Retirement Date, the Executive agrees that, prior to accepting employment with a Customer or Supplier of the Companies, the Executive will give notice to the Chairman of the Board of the Companies. The Companies reserve the right to make such Customer or Supplier aware of the Executive's obligations under Section 4 of this Agreement.

        (h)  During the Transition Period and following Executive's Retirement Date, the Executive shall furnish a copy of this Section 4 in its entirety to any prospective employer prior to accepting employment with such prospective employer.

        (i)    The Executive hereby acknowledges and agrees that damages will not be an adequate remedy for the Executive's breach of any provision of this Section 4, and further agrees that the Companies shall be entitled to obtain appropriate injunctive and/or other equitable relief for any such breach, without the posting of any bond or other security, in addition to all other legal remedies to which the Companies may be entitled.

Section 5.    Nondisparagement.

        (a)  The Executive shall not, directly or indirectly, make or cause to be made any disparaging, derogatory, misleading or false statement, whether orally or in writing, to any Person, including members of the investment community, press, and customers, competitors and advisors to the Companies, about the Companies, their respective parents, subsidiaries or affiliates, their respective officers or members of their boards of directors, or the business strategy, plans, policies practices or operations of the Companies, or of their respective parents, subsidiaries or affiliates. The senior management and members of the boards of directors of the Companies shall not, directly or indirectly, make or cause to be made any disparaging, derogatory, misleading or false statement, whether orally or in writing, to any Person about the Executive.

        (b)  Notwithstanding Section 5(a) above, the parties may each confer in confidence with their respective legal representatives and shall make truthful statements in legal proceedings or as required by law.

        (c)  The Companies shall have sole and complete discretion regarding the timing, content and any and all aspects of any internal or external announcement or other communication concerning the Executive's retirement from the Companies; provided, however, that (i) the Executive shall be afforded a reasonable opportunity to review and comment upon such proposed announcement or other communication prior to the issuance of such announcement or other communication and (ii) any such announcement or communication is materially accurate and does not defame, disparage or criticize the Executive.

Section 6.    Cooperation.

        (a)  The Executive agrees that, at any time and from time to time, he will execute any and all documents and will take all other actions which the Companies may deem reasonably necessary or appropriate to effectuate the terms of this Agreement.

        (b)  The Executive agrees from and after the Executive's Retirement Date to make himself available to the Companies to provide reasonable cooperation and transition assistance to the

Companies with respect to areas and matters in which he was involved during his employment, including any threatened or actual litigation concerning the Companies, and to provide to the Companies, if requested, information relating to ongoing matters of interest to the Companies. The Companies will, of course, take into consideration the Executive's personal and business commitments, will give the Executive as much advance notice as reasonably possible, and ask that he be available at such time or times, and at such location or locations, as are mutually convenient to him and the Companies. The Companies agree to reimburse the Executive for the actual out-of-pocket expenses he incurs as a result of his complying with this provision, subject to his submission to the Companies of documentation substantiating such expenses as the Companies may reasonably require.

Section 7.    Indemnification.

        Following the Retirement Date, the Executive shall maintain all rights to indemnification and directors and officers liability insurance coverage to which the Executive is entitled under the Indemnification Agreement among the parties dated June 1, 2002.

Section 8.    Miscellaneous.

        (a)  Successors. The Companies may assign their rights under this Agreement to any successor to all or substantially all the assets of the Companies, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Companies. The rights of the Executive under this Agreement may not be assigned or encumbered by the Executive, voluntarily or involuntarily, during the Executive's lifetime, and any such purported assignment shall be void ab initio. Notwithstanding the foregoing, all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive hereunder shall be paid, in the event of the Executive's death, to the Executive's estate, heirs or representatives (or beneficiaries designated by Executive under any benefit plan providing for such designation).

        (b)  Third Parties. Except for the rights granted to the Companies and their subsidiaries pursuant hereto (including, without limitation, pursuant to Section 4 hereof) and except as expressly set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

        (c)  Enforcement. The provisions of this Agreement shall be regarded as divisible and, if any of said provisions or any part or application thereof is declared invalid or unenforceable by a court of competent jurisdiction, the same shall not affect the other provisions hereof, other parts or applications thereof or the whole of this Agreement, but such provision shall be deemed modified to the extent necessary to render such provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

        (d)  Amendment. This Agreement may not be amended or modified at any time except by a written instrument approved by the Board, and executed by the Companies and the Executive; provided, however, that any attempted amendment or modification without such approval and execution shall be null and void ab initio and of no effect.

        (e)  Payments and Taxes. The Company shall be responsible as employer for payment of all cash payments provided herein and Holding shall cause the Company to make such payments. The Executive shall not be entitled to receive any additional compensation or benefits in conjunction with his retirement except as expressly provided in this Agreement. The Company shall be entitled to withhold from any amounts to be paid to the Executive under this Agreement any monies (or shares in lieu thereof) owed the Companies and any federal, state, local, or foreign withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise. The Executive agrees that he shall be responsible for and shall reimburse the Company for any and all amounts that the Company may be obligated by law to withhold from any Post-Retirement Benefits payable to Executive under this Agreement.

        (f)    Governing Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law of Illinois or any other jurisdiction.

        (g)  Notice. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid:

  If to the Companies:

  United Stationers Inc.
  United Stationers Supply Co.
  2200 E. Golf Road
  Des Plaines, IL 60016-1267
  Attention: Senior Vice President, General Counsel and Secretary

  If to the Executive:

  Randall W. Larrimore
  at his home address in accordance with the Companies records or to such other address as the party to be notified shall have given to the other in accordance with the notice provisions set forth in this Section 8(g).

        (h)  No Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

        (i)    Headings. The headings contained herein are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

        (j)    Execution in Counterparts. This Agreement, including the Indemnification Agreement, may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (k)  Arbitration. Any dispute, controversy or question arising under, out of, or relating to this Agreement (or the breach thereof), other than a breach of the Waiver And Release Agreement, shall be referred for arbitration in Chicago, Illinois to a neutral arbitrator selected by the Executive and the Companies (or if the parties are unable to agree on selection of such an arbitrator, one selected by the American Arbitration Association pursuant to its rules referred to below) and this shall be the exclusive and sole means for resolving such dispute. Such arbitration shall be conducted in accordance with the National Rules for Resolution of Employment Disputes of the American Arbitration Association. The arbitrator shall have the discretion to award reasonable attorneys' fees, costs and expenses to the prevailing party. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Nothing in this Section 8(k) shall be construed so as to deny the Companies the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by the Executive of any of the Executive's covenants in Section 4 hereof.

        (l)    Survival. The provisions of this Agreement necessary to carry out the intention of the parties as expressed herein shall survive the termination or expiration of this Agreement.

        (m)  Construction. The parties acknowledge that this Agreement is the result of arm's-length negotiations between sophisticated parties each represented by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

        (n)  Deferred Compensation Plan. The Company reserves the right to amend or terminate the Company's Deferred Compensation Plan in whole or in part at any time in accordance with its terms; provided, however, that the Company agrees that it shall not amend or terminate the Deferred Compensation Plan in any manner which only affects the Executive or request the Human Resources Committee of the Board of Holding to exercise any discretionary authority afforded to it under the Deferred Compensation Plan in any manner which only affects the Executive.

        (o)  Entire Agreement. This Agreement, including Attachment I and Attachment II, supersedes all other agreements, arrangements or understandings (whether written or oral) between the Companies and the Executive with respect to the subject matter of this Agreement and the Executive's retirement from the Companies and any of their subsidiaries, and this Agreement contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

* * *

        IN WITNESS WHEREOF, the parties have executed this Agreement in one or more counterparts, each of which shall be deemed one and the same instrument, as of the day and year first written above.

UNITED STATIONERS INC., on its own behalf and on behalf of UNITED STATIONERS SUPPLY CO.
By:	Frederick B. Hegi, Jr. Chairman
EXECUTIVE:
Randall W. Larrimore

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  Exhibit 99.1